EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-259320 and 333-270743) and Form S-3 (No. 333-273843) of ATI Physical Therapy, Inc. of our report dated March 16, 2023, except for the effects of the reverse stock split discussed in Note 2 to the consolidated financial statements, as to which the date is February 27, 2024, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 27, 2024